Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employees' 2013 Share Incentive Plan, 2016 Warrants Plan, 2018 Warrants Plan, 2020 Warrants Plan, 2021 Warrants Plan of Nyxoah SA of our report dated April 16, 2021, with respect to the consolidated financial statements of Nyxoah SA for the year ended December 31, 2020 and 2019, included in its Statement on Form F-1 (No. 333-257000).

/s/ EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV

Diegem, Belgium

November 19, 2021